Exhibit 99.1

Opexa Therapeutics Closes Secured Note Financing

Focuses on Initiation of Phase IIb Trial in SP-MS

THE WOODLANDS, Texas--(BUSINESS WIRE)--July 26, 2012--Opexa Therapeutics, Inc. (NASDAQ:OPXA), a biotechnology company developing a novel T-cell therapy for multiple sclerosis (MS), today announced the closing of a private offering of convertible secured promissory notes and warrants to purchase shares of common stock for gross proceeds of approximately $4 million. Opexa expects to use proceeds from the financing to commence its planned Phase IIb clinical study of Tcelna™ in patients with Secondary Progressive MS (SP-MS). Participating in the financing were new investors and existing shareholders, including members of Opexa’s Board of Directors.

“We are grateful for the support of our existing shareholders and their continued belief in the Company, along with the new investors who have joined this offering,” commented Neil K. Warma, Opexa’s President and CEO. “This capital should allow us to commence our planned Phase IIb clinical trial in SP-MS patients following the final review of our CMC submission by the FDA, which is expected shortly. The enthusiasm that has been generated by the MS community anticipating the start of this trial has been remarkable. It is a testament to what we believe is the true potential of the novel therapy we are developing and the impact it could have in addressing the significant unmet need of MS patients.”

Mr. Warma added, “Initiating the trial will be a key milestone for the Company, allowing us to implement the many improvements we have made to the manufacturing process and clinical trial design. This financing should allow us to make meaningful progress with patient recruitment as well as continue to advance ongoing discussions with potential partners. Our planned clinical trial is expected to involve 180 patients, each receiving two annual courses of Tcelna treatment, with each course consisting of five subcutaneous injections per year. In order to continue the clinical study once commenced, we will need to secure a substantial amount of additional financing through a potential partnership or additional capital raises, or both.”

The notes mature on July 25, 2014 and accrue interest at the rate of 12% per annum, compounded annually. Interest is payable semi-annually in either cash or registered shares of common stock at the Company’s election. The notes are secured by substantially all of the Company’s assets and are convertible into a new series of non-voting Convertible Preferred Stock. The notes can be converted at the option of the investors, subject to certain limitations and adjustments. Additionally, the Company can elect to convert the notes if (i) the Company’s common stock closes at or above $2.50 per share for 20 consecutive trading days or (ii) the Company achieves certain additional funding milestones to continue its clinical trial program.

The Convertible Preferred Stock accrues dividends at the rate of 8% per annum, which are cumulative and payable semi-annually in either cash or registered shares of the common stock at the Company’s election. The Convertible Preferred Stock is convertible into shares of the Company’s common stock at the option of the investors at a price of $0.80 per share, subject to certain limitations and adjustments. Additionally, the Company can elect to convert the Convertible Preferred Stock if Opexa’s common stock closes at or above $4.00 per share for 20 consecutive trading days.

The warrants have an exercise price of $1.25 per share, a five-year term, and are exercisable for 75% of the number of shares of common stock into which the notes are ultimately convertible, subject to certain limitations and adjustments. The Company can redeem the warrants at $0.01 per share if the Company’s common stock closes at or above $2.50 per share for 20 consecutive trading days.

A portion of the funds will be maintained in a controlled account as part of the security interest granted by the Company to the investors. The Company committed to file a registration statement to register the underlying shares of common stock as soon as practicable.

About Opexa

Opexa Therapeutics, Inc. is dedicated to the development of patient-specific cellular therapies for the treatment of autoimmune diseases such as MS. The Company’s leading therapy, TcelnaTM, a personalized cellular immunotherapy treatment, is in clinical development targeting both SP-MS and Relapsing Remitting MS. Tcelna is derived from T-cells isolated from peripheral blood, expanded ex vivo and reintroduced into the patients via subcutaneous injections. This process triggers a potent immune response against specific subsets of autoreactive T-cells known to attack myelin and, thereby, reduces the risk of relapse over time.

For more information, visit the Company’s website at www.opexatherapeutics.com.

Cautionary Statement Relating to Forward - Looking Information for the Purpose of "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expects,” “believes,” “anticipates,” “estimates,” “may,” “could,” ”should,” “intends,” and similar expressions are intended to identify forward-looking statements. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding the development of the Company’s product candidate, Tcelna, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: our capital position, the rights and preferences provided to the Series A Convertible Preferred Stock and investors in the notes (including a secured interest in all of the Company’s assets) and the regulatory efficiency of the Company’s operations and ongoing ability to obtain additional financing, the ability of the Company to enter into and benefit from a partnering arrangement for the Company's product candidate, Tcelna, on reasonably satisfactory terms (if at all), our dependence (if partnered) on the resources and abilities of any partner for the further development of Tcelna, our ability to compete with larger, better financed pharmaceutical and biotechnology companies, new approaches to the treatment of our targeted diseases, our expectation of incurring continued losses, our uncertainty of developing a marketable product, our ability to raise additional capital to continue our treatment development programs and to undertake and complete any further clinical studies for Tcelna, the success of our clinical trials, the efficacy of Tcelna for any particular indication, such as Relapsing Remitting MS or Secondary Progressive MS, our ability to develop and commercialize products, our ability to obtain required regulatory approvals, our compliance with all Food and Drug Administration regulations, our ability to obtain, maintain and protect intellectual property rights (including for Tcelna), the risk of litigation regarding our intellectual property rights, the success of third party development and commercialization efforts with respect to products covered by intellectual property rights that the Company may license or transfer, our limited manufacturing capabilities, our dependence on third-party manufacturers, our ability to hire and retain skilled personnel, our volatile stock price, and other risks detailed in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date made. We assume no obligation or undertaking to update any forward-looking statements to reflect any changes in expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2011.

CONTACT:
Neil K. Warma
Opexa Therapeutics, Inc.
President & CEO
281-775-0600
nwarma@opexatherapeutics.com